Exhibit 99.1

EXL REPORTS 2018 THIRD QUARTER RESULTS

2018 Third Quarter Revenues of $231.1 Million, up 20.2% year over year
Q3 Diluted EPS (GAAP) of $0.43, down from $0.60 in Q3 of 2017
Q3 Adjusted Diluted EPS (Non-GAAP) of $0.71, up from $0.69 in Q3 of 2017

New York, NY - November 1, 2018 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended September 30, 2018.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL generated revenues of $231.1 million, up 20.2% year-over-year. Our adjusted diluted EPS was $0.71. EXL’s revenue growth was led by a 53.9% increase in Analytics revenues driven by an 18.2% increase in organic revenue and the acquisition of SCIO Health Analytics. Our operations management businesses revenues grew by 7.1%, which was driven largely by revenues growth in Insurance and Finance & Accounting.

“Our differentiated Digital Intelligence strategy is resonating well in the marketplace and is driving a strong pipeline. Additionally, the integration of SCIO is on track and will create a compelling offering across the Analytics and healthcare markets.”

Vishal Chhibbar, Chief Financial Officer, said, “We are narrowing our revenue guidance for 2018 to $877 million - $885 million from $878 million - $892 million. The mid-point of our guidance is now $881 million driven by foreign exchange headwind of $4 million at current exchange rates. Our guidance represents annual revenue growth of 16% to 17% on a constant currency basis. We are narrowing the range of adjusted diluted EPS guidance for 2018 to $2.72 - $2.78 from $2.70 - $2.80, with the mid-point unchanged at $2.75. Our cash and short-term investments were $242.5 million on September 30, 2018.”

Financial Highlights: Third Quarter 2018
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (Banking & Financial Services, Utilities and Consulting) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

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Revenues for the quarter ended September 30, 2018 increased to $231.1 million compared to $192.3 million for the third quarter of 2017, an increase of 20.2% on a reported basis and 21.4% on a constant currency basis from the third quarter of 2017, as well as an increase of 10.0% sequentially on a reported basis and 10.7% on a constant currency basis, from the second quarter of 2018.

	Revenues			Gross Margin
	Three months ended			Three months ended
Reportable Segments	September 30, 2018	September 30, 2017	June 30, 2018	September 30, 2018	September 30, 2017(1)(2)	June 30, 2018
	(dollars in millions)
Insurance	$64.3	$59.6	$64.8	32.3%	34.3%	32.1%
Healthcare	20.4	18.9	19.8	22.5%	36.0%	15.7%
Travel, Transportation & Logistics	17.3	18.5	18.6	42.4%	46.0%	42.7%
Finance & Accounting	24.5	21.6	24.2	39.2%	41.6%	40.0%
All Other	21.9	20.0	23.1	34.7%	32.1%	34.7%

Analytics	82.7	53.7	59.6	35.1%	33.7%	35.2%
Total revenues, net	$231.1	$192.3	$210.1	34.2%	36.0%	33.5%

•
Operating income margin for the quarter ended September 30, 2018 was 8.5% compared to 10.9% in the third quarter of 2017 and 8.1% for the second quarter of 2018. Adjusted operating income margin for the quarter ended September 30, 2018 was 14.1% compared to 15.9% in the third quarter of 2017 and 13.6% for the second quarter of 2018.

•
Diluted earnings per share for the quarter ended September 30, 2018 was $0.43 compared to $0.60 in the third quarter of 2017 and $0.41 for the second quarter of 2018. Adjusted diluted earnings per share for the quarter ended September 30, 2018 was $0.71 compared to $0.69 for the third quarter of 2017 and $0.67 for the second quarter of 2018.

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(1) (2) Refer to the notes to the Unaudited Consolidated Statements of Income for details.

Business Highlights: Third Quarter 2018

•	EXL closed the acquisition of SCIOInspire Holdings, Inc. (or SCIO Health Analytics). The aggregate merger consideration was $236.5 million, subject to certain post-closing adjustments.

•	Won 14 new clients, including eight in our operations management businesses and six in Analytics.

•	Appointed Jaynie Studenmund to EXL’s Board of Directors.

•	Recognized as a Leader in the ISG Provider Lens™ for FAO Digital Outsourcing Services 2018.

•	Positioned as a Major Contender in the Everest Group Finance and Accounting Digital Augmentation Suite Solutions PEAK Matrix™ Assessment 2018.

Post-Third Quarter Highlight
As previously announced, subsequent to the third quarter of 2018, on October 4, 2018, EXL sold $150 million in an aggregate principal amount of 3.50% Convertible Senior Notes due 2024 to Orogen Echo LLC, an affiliate of The Orogen Group LLC. Vikram Pandit, Chairman and CEO of The Orogen Group LLC, was appointed to EXL’s Board of Directors at closing.

2018 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 74.0, British Pound to U.S. Dollar exchange rate of 1.32, U.S. Dollar to the Philippine Peso exchange rate of 54.0 and all other currencies at current exchange rates, we are providing the following guidance:

•	Revenue of $877 million to $885 million, representing an annual revenue growth rate of 16% to 17% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.72 to $2.78.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, November 1, 2018 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework®, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 28,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Colombia, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017(1) (2)	2018	2017(1) (2)
Revenues, net	$231,124	$192,345	$648,209	$564,435
Cost of revenues(3)	152,157	123,077	429,907	365,883
Gross profit(3)	78,967	69,268	218,302	198,552
Operating expenses:
General and administrative expenses	28,704	26,545	85,610	75,007
Selling and marketing expenses	16,490	12,196	45,593	38,631
Depreciation and amortization	14,099	9,582	35,185	28,489
Total operating expenses	59,293	48,323	166,388	142,127
Income from operations	19,674	20,945	51,914	56,425
Foreign exchange gain, net	1,385	637	3,414	1,905
Interest expense	(2,475)	(482)	(3,719)	(1,380)
Other income, net	2,466	2,796	8,232	8,495
Income before income tax expense	21,050	23,896	59,841	65,445
Income tax expense	5,739	2,819	6,796	7,202
Loss from equity-method investment	62	—	176	—
Net income attributable to ExlService Holdings, Inc. stockholders	$15,249	$21,077	$52,869	$58,243
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.44	$0.62	$1.53	$1.72
Diluted	$0.43	$0.60	$1.50	$1.66
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	34,458,520	33,838,374	34,472,232	33,834,392
Diluted	35,207,991	35,043,987	35,217,814	35,048,672

(1) The Company early adopted Accounting Standards Update (ASU) 2017-12, Derivative and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities. Pursuant to this adoption, effective January 1, 2017, the Company recorded settlement gain/(loss) on cash flow hedges in cost of revenues and operating expenses, as applicable, in the consolidated statements of income for each of the quarters of 2017. In prior periods, such gain/(loss) were recorded under “Foreign exchange gain, net” in the consolidated statements of income.
(2) On January 1, 2018, the Company adopted ASU 2017-07, Compensation-Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post Retirement Benefit Cost. Pursuant to this adoption, effective January 1, 2017, the interest cost, expected return on plan assets and amortization of actuarial gains/loss, have been reclassified from cost of revenues and operating expenses, as applicable to “Other income, net” in the consolidated statements of income for each of the quarters of 2017.
(3) Exclusive of depreciation and amortization.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$97,636	$86,795
Short-term investments	144,878	178,479
Restricted cash	4,679	3,674
Accounts receivable, net	164,307	135,705
Prepaid expenses	10,325	9,781
Advance income tax, net	7,700	8,801
Other current assets	24,302	29,582
Total current assets	453,827	452,817
Property and equipment, net	67,675	66,757
Restricted cash	3,499	3,808
Deferred tax assets	12,201	8,585
Intangible assets, net	114,799	48,958
Goodwill	357,533	204,481
Other assets	32,779	36,369
Investment in equity affiliate	2,824	3,000
Total assets	$1,045,137	$824,775
Liabilities and Equity
Current liabilities:
Accounts payable	$4,310	$5,918
Current portion of long-term borrowings	12,318	10,318
Deferred revenue	7,600	10,716
Accrued employee costs	46,638	55,664
Accrued expenses and other current liabilities	67,084	61,366
Current portion of capital lease obligations	221	267
Total current liabilities	138,171	144,249
Long term borrowings	288,309	50,391
Capital lease obligations, less current portion	261	331
Income taxes payable	8,721	13,557
Deferred tax liabilities	13,352	—
Other non-current liabilities	21,875	16,202
Total liabilities	470,689	224,730
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,703,974 shares issued and 34,253,291 shares outstanding as of September 30, 2018 and 36,790,751 shares issued and 33,888,733 shares outstanding as of December 31, 2017	38	37
Additional paid-in capital	344,720	322,246
Retained earnings	480,387	427,064
Accumulated other comprehensive loss	(114,330)	(45,710)
Total including shares held in treasury	710,815	703,637
Less: 3,450,683 shares as of September 30, 2018 and 2,902,018 shares as of December 31, 2017, held in treasury, at cost	(136,609)	(103,816)
Stockholders’ equity	$574,206	$599,821
Non-controlling interest	242	224
Total equity	$574,448	$600,045
Total liabilities and equity	$1,045,137	$824,775

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, provision for litigation settlement and acquisition-related expenses. Acquisition-related expenses include, amortization of acquisition-related intangible assets, changes in the fair value of earn-out consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”) and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Effective second quarter of 2018, EXL excludes other acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful acquisitions from its non-GAAP financial measures, wherever applicable. Considering EXL’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions, EXL’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons from period-to-period and between EXL’s operating results and those of other companies. Other acquisition-related costs are excluded in the period in which an acquisition is consummated. To facilitate comparison, the previously reported periods presented have been adjusted with the effects of the exclusion of these other acquisition-related costs.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 64.45 during the quarter ended September 30, 2017 to 70.67 during the quarter ended September 30, 2018, representing depreciation of 9.6%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 50.82 during the quarter ended September 30, 2017 to 53.53 during the quarter ended September 30, 2018, representing a depreciation of 5.3%. The average exchange rate of the British Pound against the U.S. Dollar remained flat at 1.31 during the quarter ended September 30, 2017 and 2018.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended September 30, 2018 and 2017, and the three months ended June 30, 2018:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three Months Ended
	September 30,		June 30,
	2018	2017 (Restated)	2018
Net Income (GAAP)	$15,249	$21,077	$14,462
add: Income tax expense/(benefit)	5,739	2,819	5,510
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(1,314)	(2,951)	(2,882)
Income from operations (GAAP)	$19,674	$20,945	$17,090
add: Stock-based compensation expense (a)	5,344	5,708	6,893
add: Amortization of acquisition-related intangibles (b)	6,718	3,487	3,761
add: Acquisition-related expenses (c)	855	457	841
Adjusted operating income (Non-GAAP)	$32,591	$30,597	$28,585
Adjusted operating income margin as a % of Revenues (Non-GAAP)	14.1%	15.9%	13.6%
add: Depreciation	7,381	6,095	6,821
Adjusted EBITDA (Non-GAAP)	$39,972	$36,692	$35,406
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	17.3%	19.1%	16.9%

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) To exclude acquisition related expenses. Effective second quarter of 2018, EXL excludes acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful acquisitions from its non-GAAP financial measures. The previously reported periods presented have been adjusted with the effects of exclusion. See descriptions above for more information.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three Months Ended
	September 30,		June 30,
	2018	2017 (Restated)	2018
Net income (GAAP)	$15,249	$21,077	$14,462
add: Stock-based compensation expense (a)	5,344	5,708	6,893
add: Amortization of acquisition-related intangibles (b)	6,718	3,487	3,761
add: Acquisition-related expenses (c)	855	457	841
subtract: Tax impact on stock-based compensation expense (d)	(1,460)	(5,564)	(1,891)
subtract: Tax impact on amortization of acquisition-related intangibles	(1,435)	(942)	(679)
subtract: Tax impact on acquisition-related expenses	(218)	(183)	(12)
Adjusted net income (Non-GAAP)	$25,053	$24,040	$23,375
Adjusted diluted earnings per share (Non-GAAP)	$0.71	$0.69	$0.67

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) To exclude acquisition related expenses. Effective second quarter of 2018, EXL excludes acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful acquisitions from its non-GAAP financial measures. The previously reported periods presented have been adjusted with the effects of exclusion. See descriptions above for more information.
(d) Tax impact include $288 and $3,488 during the three months ended September 30, 2018 and 2017 respectively, and $323 during the three months ended June 30, 2018 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
steven.barlow@exlservice.com